EXHIBIT 2.2.1


                              CERTIFICATE OF MERGER

                             PHONE 1GLOBALWIDE, INC.

                                      INTO

                              PHONE1GLOBALWIDE INC.


         The undersigned corporation, Phone1Globalwide Inc.

         DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

         Name                                        State of Incorporation
         ----                                        ----------------------

         Phone 1Globalwide, Inc.                     Florida
         Phone1Globalwide Inc.                       Delaware

         SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

         THIRD: That the name of the surviving corporation of the merger is Phone 1Globalwide, Inc., a Delaware corporation.

         FOURTH: That the Certificate of Incorporation of Phone1Globalwide Inc., a Delaware corporation, which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

         FIFTH: That the executed Agreement of Merger is on file at an office of the surviving corporation, the address of which is 100 N. Biscayne Boulevard, Suite 2500, Miami, Florida 33132.

         SIXTH: That a copy of the Plan and Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.



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         SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation                Class      Number of Shares      Par value per share
-----------                -----      ----------------      -------------------

Phone 1Globalwide, Inc.    Common      200,000,000                $.001
                           Preferred   100,000,000                $.001

         EIGHTH: That this Certificate of Merger shall be effective as of the 25th day of September, 2001.


Dated:                                           Phone1Globalwide Inc.,
      -----------                                a Delaware corporation


                                                 By: /s/ Syed Naqvi
                                                     --------------------------
                                                 Name: Syed Naqvi

                                                 Title: Chief Financial Officer
                                                        -----------------------